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                            ARTHUR ANDERSEN LLP




                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-10105 on Form N-4 for American Maturity Life Insurance Company Separate Account AMLVA.



                                             /s/ Arthur Andersen LLP

Hartford, Connecticut
December 9, 1996